Exhibit 99.1
                            CERTIFICATE OF CONVERSION

                                       OF

                        MIRANT AMERICAS GENERATION, INC.


     I, Donald B. Dysert, do hereby certify that I am Vice President and Treasurer of Mirant Americas Generation, Inc., a Delaware Corporation (the "Corporation"), and that, as such, I am authorized to execute this Certificate on behalf of the Corporation and further certify that:

          1. The name of the Corporation is Mirant Americas Generation, Inc. The Corporation was originally incorporated in Delaware on May 12, 1999, as "Southern Energy North America Generating, Inc."

          2. The Corporation shall be converted into a limited liability company named "Mirant Americas Generation, LLC".

          4. The conversion of the Corporation has been approved in accordance with Section 266 of the General Corporation Law of Delaware.



     IN WITNESS WHEREOF, the undersigned has executed this Certificate this 1st day of November, 2001.


                                      MIRANT AMERICAS GENERATION, INC.



                                      By: ____________________________________
                                      Name: Donald. B. Dysert
                                      Title: Vice President and Treasurer